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                                 EXHIBIT 99.1

                             [HEALTHCENTRAL LOGO]

              HealthCentral.com Agrees to Acquire DrugEmporium.com

Emeryville, Calif. - July 25, 2000 - HealthCentral.com (Nasdaq: HCEN), a leading online provider of healthcare e-commerce and content, has agreed to acquire the assets of DrugEmporium.com, the Internet subsidiary of Drug Emporium, Inc.
(Nasdaq: DEMP).   DrugEmporium.com is a full-service online drugstore and
pharmacy licensed to fill prescriptions in all 50 states, offering round-the-clock e-mail access to its pharmacists. Last week, Gomez(TM), the Internet rating and review authority, ranked the DrugEmporium.com website as the #1 Internet prescription site.

Under the terms of the deal, Drug Emporium, Inc. will receive preferred stock from HealthCentral.com convertible into 2.4 million common shares, and the opportunity to earn additional amounts of convertible preferred stock if certain revenue targets from additional sources of revenue are met. HealthCentral.com will assume certain liabilities of DrugEmporium.com, primarily made up of certain trade accounts payable and certain hardware/software leases. Assets acquired by HealthCentral.com include the DrugEmporium.com website with all related software and hardware, a leased 60,000 square foot distribution center and automated prescription fulfillment center, located in Louisville, Kentucky, and at least $3 million in inventory. The closing of the transaction, which is subject to compliance with applicable regulation requirements, is expected to occur before the end of the third quarter.

HealthCentral also will sign a 10-year Services Agreement with the parent company of DrugEmporium.com, Drug Emporium, Inc., which owns, operates or franchises 177 brick-and-mortar drugstores. This Services Agreement includes in-store promotional
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support at Drug Emporium's retail stores, inclusion of HealthCentral.com in Drug
Emporium advertising materials, the option of in-store customer pick-up of prescriptions and other over-the-counter products ordered via HealthCentral.com e-commerce sites, access to the Drug Emporium electronic purchasing system, and the opportunity to take advantage of other synergies with Drug Emporium, Inc.

HealthCentral.com expects that this acquisition will accelerate its path to profitability by reducing its cash burn. Management believes that the group purchasing power of Drug Emporium will result in lower product costs, in addition to other cost-reducing synergies.

DrugEmporium.com was the first online drugstore when it debuted in 1997. The company currently sells more than 25,000 items, including prescription and non-prescription medications, nutrition and wellness products, cosmetics, health and beauty items, and household necessities. Gomez(TM) has recognized the DrugEmporium.com pharmacy as the #1 Internet prescription site, with top ratings in the important Ease of Use and Customer Confidence categories.

"We are very pleased to add to HealthCentral.com's network this top-ranking Internet business with its exceptional customer service and a first rate website," commented Albert L. Greene, HealthCentral.com's President and CEO. "DrugEmporium.com is an excellent fit with our current businesses. This acquisition should strengthen our position in the drugstore area and give us tremendous distribution capacity that helps us consolidate our current operations."

DrugEmporium.com has grown rapidly since its relaunch in August 1999. The company recently reported sales of $1.2 million for the quarter ending May 27, 2000, a 32% increase over the previous quarter. Prescription orders nearly tripled during the same period, which was the first full quarter of operation for the new, state-of-the-art DrugEmporium.com pharmacy fulfillment center in Louisville, Kentucky being acquired by HealthCentral.com.

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"This will allow us to consolidate our shipping into one location licensed to fill prescriptions in all 50 states. Drug Emporium has a superior software system already in place. It is a great advantage to have our own facility. Not only will we be able to give our current customers better service, but we can leverage the buying power of Drug Emporium," said Fred Toney, Executive Vice President and Chief Financial Officer of HealthCentral.com.

"This is a very positive development for both our customers and shareholders given recent market conditions," said David Kriegel, Chairman and Chief Executive Officer of Drug Emporium, Inc. "The ongoing relationship between HealthCentral.com and Drug Emporium will continue to position our company as an industry leader and pioneer. Furthermore, this deal will allow Drug Emporium, Inc. to maintain an online presence while refocusing our efforts on our brick and mortar business."

"I am very enthusiastic about this transaction," said Henry Loubet, Vice Chairman and acting Chief Operating Officer for DrugEmporium.com. "Our strengths will complement those of HealthCentral.com, yielding a dynamic company that will be a major player in the online health and wellness business."

"We are creating an online Health Superstore," continued Greene. "HealthCentral's e-commerce group will now include DrugEmporium.com, HealthCentralRx.com, Vitamins.com and the Dr. Dean Edell Eyewear product line. We offer our customers far more selection than the traditional corner drug store because they can choose from more than 37,000 products, including prescription drugs, vitamins, minerals, supplements, reading glasses, over the counter medications, toiletries, cosmetics, health and beauty items and alternative
wellness products.   This robust ecommerce network is enhanced by our family of health content and information websites as well as the referral business from our growing institutional customer base."

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About HealthCentral.com

HealthCentral.com (Nasdaq: HCEN) is a leading provider of online healthcare e-commerce and content to consumers through the HealthCentral.com network, which includes HealthCentral.com, Vitamins.com, HealthCentralRx.com and RxList.com. This network of information services provides consumers with highly personalized interactive tools, including topical newsletters, personalized health information pages and personalized health risk assessments. HealthCentral.com's online drug store, HealthCentralRx.com, has more than 37,000 SKUs of health-
related products.   HealthCentral.com also acts as an applications service
provider by designing, hosting and maintaining co-branded or private label content and e-commerce Web sites for hospitals and other health organizations. HealthCentral.com recently acquired Vitamins.com, a leading e-commerce provider of vitamins, minerals and supplements.


About DrugEmporium.com

DrugEmporium.com is a subsidiary of Drug Emporium, Inc (Nasdaq: DEMP). DrugEmporium.com is headquartered in Columbus, Ohio, and Drug Emporium, Inc. in Powell, OH. DrugEmporium.com is a licensed to fill prescriptions in all 50 states and offers 24 hours a day, 7 days a week email access to pharmacists. Drug Emporium, Inc. owns and operates 135 brick-and-mortar stores under the names Drug Emporium, F&M Super Drug Stores and Vix Drug Stores. The company also franchises an additional 42 stores under the Drug Emporium name.

Forward Looking Statements
--------------------------

Except for historical information, the statements in this news release are forward-looking statements, involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the Company's limited operating history and need to generate revenues, the substantial competition in the ehealth market, possible liability related to content on or accessed through the Company's Web sites, the need to build a brand name quickly, the effect of substantial and changing government regulation, possible systems interruptions, a failure to integrate acquisitions or manage growth, and a failure to attract and retain key employees. Further information regarding these and other

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risks is included in HealthCentral.com's Form 10-KA for the year ended December
31, 1999, filed on March 10, 2000.

For Information, Contact:

HealthCentral.com
Robin Raborn
Director of Investor Relations
HealthCentral.com
Phone: 510-250-3852
robin.raborn@healthcentral.com
------------------------------
www.ir.healthcentral.com
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DrugEmporium.com
Mark A. Pine
Director, Public Relations and Public Affairs
(614) 341-2896 (phone)
(614) 221-7480 (fax)
mpine@dewebstore.com
www.DrugEmporium.com

Media Contact:
Fiona Hughes
Bairey & Bedford Public Relations
Phone: 925-672-9547
Fiona@b2pr.com


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